EXHIBIT 17(a)

                    FORM OF ADMINISTRATIVE SERVICE AGREEMENT


         This Administrative Services Agreement ("Agreement") is made and entered by and between Shay Financial Services, Inc. ("Shay"), the principal distributor of Asset Management Fund, a registered open-end management investment company currently offering six series (each, a "Fund" and collectively, the "Funds") as set forth in Exhibit A and [BIF SERVICES, LLC] (the "Service Organization").

         THE TERMS AND CONDITIONS OF THIS AGREEMENT ARE AS FOLLOWS:

         1. Service Organization shall provide certain shareholder services for its clients ("Clients"). Services that Service Organization shall make available to Clients, may include, without limitation: Promote awareness of the Funds' capabilities to Clients; seek to determine the investment needs of the Clients for the Funds, and to assist in arranging presentations of the Funds to the Clients by Shay; assist Shay in preparing general marketing materials for the Funds specifically for use with the Clients; assist Shay in preparing presentation materials tailored to the specific circumstances of the Clients for which presentations have been scheduled; assist Shay in identifying Clients that are potentially interested in the Funds including Clients Shay may have approached without the assistance of Service Organization; as reasonably requested by Shay, assist Shay on an ongoing basis in the preparation for client service presentations to the Clients which have purchased shares of the Funds; visit each Client (which may be telephonic) that has purchased shares of a Fund at least one time per year and on the basis of such visits, provide Shay with ongoing advice, based upon Service Organization's dealings with Clients, about the Funds, the concerns of the Clients with respect to the Funds, and other information relevant to servicing Clients which have purchased shares of the Funds or relevant to identifying additional Clients that may have an interest in the Funds; advise Shay of service enhancements with respect to the Funds that would be attractive to the Clients; advise Shay of and attend and participate in special meetings, conferences and seminars relative to banking and investment matters. Shay acknowledges that Service Organization's personnel are employed full time in other organizations, and agrees that all expenditures of time and effort by Service Organization shall be mutually convenient to, and shall not interfere with the other obligations of, such personnel.

         2. Notwithstanding the foregoing, Service Organization shall not be required to approach any Client or to take any other action if and to the extent, in Service Organization's reasonable judgment the same would (i) require Service Organization to register as an investment adviser or broker-dealer under federal or state law, rule or regulation, or (ii) violate any federal or state law, rule or regulation. In addition, Service Organization agrees to conduct its activities in accordance with any applicable federal and state laws, including securities laws, and any obligation thereunder to disclose to Clients the receipt of fees in connection with their investment in the Funds, and to maintain all records required by law to be kept by Service Organization.

         3. Service Organization agrees to indemnify and hold Shay, the Funds, and the Funds' investment adviser and transfer agent harmless from any and all direct or indirect liabilities or losses solely resulting from any requests, directions, actions or inaction, of or by Service Organization or its officers, employees or agents regarding the purchase, redemption, transfer or registration of shares for Clients. Shay agrees to indemnify and hold Services Organization and its officers, employees and authorized agents harmless from any and all direct or indirect liabilities or losses solely resulting from the negligent performance of, or negligent failure to perform, the duties and obligations, or breach of any representation, warranty or covenant, or willful misconduct, of Shay hereunder. Such indemnification shall survive the termination of this Agreement. Neither Service Organization nor any of its officers, employees or agents are authorized to make any representation concerning Fund shares except those contained in the then current Prospectuses, Statement of Additional Information or other literature provided by and approved by Shay, copies of which will be supplied by Shay to Service Organization; and Service Organization shall have no authority to act as agent for the Funds or for Shay.

         4. In consideration of the services and facilities described herein, Service Organization shall be entitled to receive, and Shay shall cause to be paid, such fees as are set forth in the accompanying "Fee Schedule". Service Organization understands that the payment of such fees has been authorized pursuant to a Rule 12b-1 Plan

(the "Plan") approved by the Board of Trustees of the Funds, and those Trustees who are not "interested persons" of the Funds (as defined in the Investment Company Act of 1940) and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan and that such fees are subject to change during the term of the Agreement. Service Provider shall have 60 days from the end of the calendar quarter for which a payment was made or should have been made to bring to Shay's attention any discrepancies in payment after which said payments will be deemed final and correct.

         5. Service Organization acknowledges all orders are subject to acceptance or rejection by Shay or the Funds in their sole discretion and each of them reserves the right, at their discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of a Fund or the Funds.

         6. This Agreement will automatically terminate in the event of its assignment. This Agreement may be terminated by either party, without penalty, upon ten days' prior written notice to the other party. This Agreement may also be terminated at any time without penalty by the vote of a majority of the members of the Funds' Board of Trustees, who are not "interested persons" (as such term is defined in the 1940 Act), or (with respect to a Fund) by a vote of a majority of the outstanding voting securities of that Fund on ten days' written notice. Fees payable through this Agreement shall be paid only so long as this Agreement is in effect. All communications to Shay shall be sent to: 230 West Monroe Street, Chicago, Illinois 60606. Any notice to Service Organization shall be duly given if mailed or faxed to Service Organization at the address or fax number shown in this Agreement.

         7. Service Organization hereby represents that all requisite corporate proceedings have been undertaken to authorize Service Organization to enter into this Agreement and to perform the services contemplated herein. Service Organization further represents that the individual that has signed this Agreement below is a duly authorized officer that has been empowered to act for and on behalf of Service Organization with respect to the execution of this Agreement.

         8. This Agreement supersedes any and all other oral or written agreements between Service Organization and Shay relating to the matters discussed herein. All covenants, agreements, representations and warranties made herein by Service Organization shall be deemed to have been material and relied on by Shay when it signed this Agreement. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision thereof. This Agreement shall be governed by and construed in accordance with the laws (including conflict of laws rules) of the State of Illinois and shall bind and inure to the benefit of the parties hereto and their respective successor and assigns.

         If the foregoing corresponds with Service Organizations understanding of our agreement, please sign this document and the accompanying copies thereof in the appropriate space below and return the same to Shay, whereupon this Agreement shall be binding upon each party, effective as of the date of execution by Shay.



------------------------------------------------------------------------------
Name of Service Organization (Please print or type)


------------------------------------------------------------------------------
Street                   City                 State                   Zip


By:
    ------------------------------------------------
    Authorized Signature and Date



Printed Name and Title:
                        ----------------------------

Acknowledged and Agreed:

Shay Financial Services, Inc.
230 West Monroe Street, Suite 2810
Chicago, ILL, 60606
Fax 312-214-4149




By:
    ------------------------------------------------



Its:
    ------------------------------------------------

EXHIBIT A
---------





                                  FEE SCHEDULE
                                  ------------



1.       AMF SHORT U.S. GOVERNMENT FUND

2.       AMF MONEY MARKET FUND



         Service Organization will receive a quarterly fee in arrears at an annual rate of 0.0005 and 0.00025 for the AMF Short U.S. Government Fund and the AMF Money Market Fund, respectively, as applied to the aggregate average daily net asset value per calendar quarter of the shares of Service Organization's clients invested in each Fund as reasonably determined by Shay, payable within thirty (30) days following each calendar quarter-end. Any overdue fees shall accrue interest at the rate of 1% per month, and Service Organization shall be entitled to recover its costs of collection including reasonable attorneys fees for such overdue fees.